UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2004

Varian, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-25393

(Commission File Number)

77-0501995

(IRS Employer Identification No.)

3120 Hansen Way, Palo Alto, California	94304-1030
(Address of principal executive offices)	(Zip Code)

(650) 213-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

On November 11, 2004, the Compensation Committee of Varian, Inc.’s Board of Directors, which administers Varian, Inc.’s Management Incentive Plan (the “Plan”), approved the performance measures that will be used to calculate Management Incentive Plan awards for the long-term performance period of fiscal years 2005-2007 for the Company’s executive officers. Those measures will be Company revenue (50%) and return on sales (50%) as each is defined in the Plan; provided that, return on sales will be calculated excluding (i) any impact of curtailing or settling defined benefit pension plans, (ii) any impact of stock-based compensation expense that would not have been recorded under generally accepted accounting principles as of when this resolution is adopted, (iii) any impact of amortization of acquisition-related intangibles, and (v) any adverse impact of restructuring activities undertaken for the primary purpose of improving operating efficiencies, to the extent any of the foregoing items would otherwise impact the calculation of return on sales as defined in the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAN, INC. (Registrant)

By	/s/ G. Edward McClammy
G. Edward McClammy Senior Vice President, Chief Financial Officer and Treasurer

Date: December 1, 2004